SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                 June 12, 1997
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                (Date of Report--Date of Earliest Event Reported)






                                D.R. Horton, Inc.
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               (Exact Name of Registrant as Specified in Charter)






        Delaware                    1-14112                    75-2386963
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(State or Other Jurisdiction      (Commission                (IRS Employer
  of Incorporation)               File Number)            Identification No.)



           1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006
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                    (Address of Principal Executive Offices)



                                 (817) 856-8200
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         As of June 12, 1997, D.R. Horton, Inc. (the "Registrant") increased and extended its unsecured credit facility from $425 million to $625 million. The new credit facility is with 14 financial institutions and consists of a $200 million five-year term loan, a $400 million four-year revolving loan facility and a $25 million four-year letter of credit facility.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                                    Exhibits

10.1 Master Loan and Inter-Creditor Agreement, dated as of June 12, 1997, among D.R. Horton, Inc., as Borrower, NationsBank, N.A., Bank of America National Trust and Savings Association, Fleet National Bank, Bank United, Comerica Bank, The First National Bank of Chicago, Credit Lyonnais New York Branch, PNC Bank, National Association, Amsouth Bank of Alabama, Bank One, Arizona, NA, Societe Generale, Southwest Agency, First American Bank Texas, SSB, Harris Trust and Savings Bank, and Sanwa Bank California, as Banks; Bank United, Comerica Bank, Credit Lyonnais New York Branch, The First National Bank of Chicago, and PNC Bank, National Association, as Co-Agents; Fleet National Bank, as Documentation Agent; Bank of America National Trust and Savings Association, as Syndication Agent and NationsBank, N.A., as Administrative Agent.



                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 19, 1997

                                    D.R. Horton, Inc.
                                    Registrant


                                    By:  /s/ Charles W. Warren
                                         -------------------------------------
                                        Charles N. Warren, Senior Vice President
                                        and General Counsel